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                                PHARMAPRINT INC.
                        FOR THE HOLDERS OF COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
          1999 ANNUAL MEETING OF THE STOCKHOLDERS--SEPTEMBER 24, 1999

    The undersigned stockholder of PHARMAPRINT INC. (the "Company"), revoking all previous proxies, hereby appoints Elliot P. Friedman and James R. Wodach and each of them acting individually, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on July 28, 1999 at the 1999 Annual Meeting of Stockholders of the Company to be held on Friday, September 24, 1999, at 9:00 a.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, 92614, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, "FOR" THE ITEM LISTED IN PROPOSAL 2, AND "FOR" THE THIRD MATTER SET FORTH BELOW.

PROPOSAL 1

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1. / /                 FOR nominees for director named below.
   / /                 WITHHOLD AUTHORITY to vote.
   / /                 FOR nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is(are) lined through.

   Nominees: JOHN H. ABELES, M.D., ELLIOT P. FRIEDMAN, ERINCH R. OZADA, PHILLIP G. TRAD AND NATHAN F. TROUM, M.D., will be considered nominees for election at the Annual Meeting.

PROPOSAL 2
2. The ratification of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending March 31,
   2000.
   / /  FOR                        / /  AGAINST                        / /  ABSTAIN
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3. The authority of the proxies, in their discretion, to vote on such other business as may properly come before the Annual
   Meeting, or any adjournment(s) thereof.
   / /  FOR                                    / /  ABSTAIN
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    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING
AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxies do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the stockholder's name is signed as set forth below or a seal affixed or the description, authority or capacity of the person signing is given or any other defect of signature exists.

                                             DATED: ______________________, 1999

                                             _____________________________(SEAL)
                                             (Stockholder's Signature)

                                             _____________________________(SEAL)
                                             (Stockholder's Signature)

                                             Please sign this proxy exactly as
                                             the name appears in the address
                                             above. If shares are registered in
                                             more than one name, all owners
                                             should sign. If signing in a
                                             fiduciary or representative
                                             capacity, such as attorney-in-fact,
                                             executor, administrator, trustee or
                                             guardian, please give full title
                                             and attach evidence of authority.
                                             If signer is a corporation, please
                                             sign the full corporate name and an
                                             authorized officer should sign such
                                             officer's name and title and affix
                                             the corporate seal, if any.